UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025 (May 27, 2025)

ChampionsGate Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42651	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

419 Webster Street Monterey, CA 93940
(Address of principal executive offices)

(831)-204-7337

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-eighth of one Class A ordinary share	CHPGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHPG	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-eighth of one Class A ordinary share	CHPGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 14, 2025, the Registration Statement on Form S-1 (File No. 333-283689) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of ChampionsGate Acquisition Corp, a Cayman Islands exempted company (the “Company”), was declared effective by the U.S. Securities and Exchange Commission. On May 29, 2025, the Company consummated the IPO of 7,475,000 units (the “Units”), including the full exercise of the underwriter’s option to purchase an additional 975,000 Units to cover over-allotments. Each Unit consists of one Class A ordinary share, $0.0001 par value per share (each, a “Class A Ordinary Share”), and one right (each, a “Right”), each one Right entitling the holder thereof to exchange for one-eighth of one Class A Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $74,750,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 230,000 units (the “Private Units”) to ST Sponsor Investment LLC (the “Sponsor HoldCo”), a Cayman Islands limited liability company which has one member, ST Sponsor Limited, a Cayman Islands exempted company and the Company’s sponsor (the “Sponsor”). Each Private Unit consists of one Class A Ordinary Share and one right. The Private Units were sold at a purchase price of $10.00 per Private Units, generating gross proceeds to the Company of $2,300,000. The Private Units are identical to the Units sold in the IPO, subject to limited exceptions as further described in the Registration Statement.

The Company also issued to Clear Street LLC, the representative of the underwriters of the IPO (the “Representative”), 112,125 Class A Ordinary Shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO. The Representative Shares are identical to the Class A Ordinary Shares included in the Units, except that the Representative has agreed not to transfer, assign, sell, pledge, or hypothecate any such representative shares, or subject such Representative Shares to hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person until 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2). The Representative has agreed (i) not to transfer, assign or sell any such Representative Shares without prior consent of the Company until the completion of the initial business combination; (ii) to waive its redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Company’s initial business combination, and (iii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within the period as provided in the Company’s Second Amended and Restated Memorandum and Articles of Association.

In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated May 27, 2025, between the Company and the Representative (the "Underwriting Agreement");

●	a Rights Agreement, dated May 27, 2025, between the Company and Continental Stock Transfer & Trust Company (“CST”), as rights agent (the “Rights Agreement”);

●	a Private Placement Units Purchase Agreement, dated May 27, 2025, between the Company and the Sponsor HoldCo;

●	a Securities Transfer Agreement, dated May 27, 2025, between the Company, the Sponsor HoldCo, and independent directors of the Company (the “Securities Transfer Agreement”);

●	an Investment Management Trust Agreement, dated May 27, 2025, between the Company and CST, as trustee;

●	a Registration Rights Agreement, dated May 27, 2025, between the Company, the Sponsor HoldCo, and certain officers and directors of the Company;

●	a Letter Agreement, dated May 27, 2025, between the Company, the Representative, the Sponsor HoldCo, and the officers and directors of the Company; and

●	an Indemnity Agreement, dated May 27, 2025, between the Company and each of the officers and directors of the Company.

The Underwriting Agreement is included as Exhibit 1.1, the Rights Agreement is included as Exhibit 4.1, and the other agreements set forth above are included as Exhibits 10.1 to 10.6, respectively, hereto, and each of such exhibits is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 230,000 Private Units to the Sponsor HoldCo at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $2,300,000. The Private Units are identical to the Units issued in the IPO, subject to limited exceptions as further described in the Registration Statement. The issuance of the Private Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 14, 2025, in connection with the effectiveness of the Registration Statement, William W. Snyder, David Mao, and Robert H. Grigsby became directors of the Company.

The board has determined that each of William W. Snyder, David Mao, and Robert H. Grigsby are independent directors under the requirements of the Nasdaq listing standards and under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and has determined that David Mao qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. William W. Snyder, David Mao, and Robert H. Grigsby will serve as members of the audit committee, with David Mao serving as chair of the audit committee.

The Company will reimburse the officers and directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors at the closing of the Company’s initial business combination.

On May 27, 2025, the Sponsor HoldCo transferred to each of William W. Snyder, David Mao, and Robert H. Grigsby, 20,000 Class B ordinary shares at the same price originally paid by the Sponsor for such shares, approximately $0.0116 per share, pursuant to the Securities Transfer Agreement.

Other than as set forth in Item 1.01 and the Registration Statement, none of the directors mentioned above are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to the Memorandum and Articles of Association.

On May 14, 2025, the Company adopted its Second Amended and Restated Memorandum and Articles of Association. The Form of the Second Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

A total of $75,123,750, or $10.05 per Units, from the proceeds of the offerings of the Units and the sale of the Private Units (net of transaction expenses and working capital) were placed in the Company’s trust account. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes and dissolution expenses, the proceeds from the offerings of the Units and the sale of the Private Units held in the trust account will not be released until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Second Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of its obligation to allow redemptions of public shares in connection with its initial business combination or redeem 100% of its public shares if the Company does not complete its initial business combination by November 29, 2026 (or up to August 29, 2027, if extended as described in the Registration Statement), and (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, (c) the redemption of all of the Company’s public shares if it is unable to complete its business combination by November 29, 2026 (or up to August 29, 2027, if extended as described in the Registration Statement), subject to applicable law.

On May 27, 2025, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto, announcing the pricing of the IPO.

On May 29, 2025, the Company issued a press release, a copy of which is attached as Exhibit 99.2 hereto, announcing the closing of the IPO.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated May 27, 2025, by and between the Company and the Representative.

3.1	Second Amended and Restated Memorandum and Articles of Association, dated May 14, 2025.

4.1	Rights Agreement, dated May 27, 2025, between the Company and CST, as rights agent.

10.1	Private Placement Units Purchase Agreement dated May 27, 2025, between the Company and the Sponsor HoldCo.

10.2	Securities Transfer Agreement, dated May 27, 2025, between the Company, theSponsor HoldCo, and independent directors of the Company.

10.3	Investment Management Trust Agreement, dated May 27, 2025, between the Company and CST, as trustee.

10.4	Registration Rights Agreement, dated May 27, 2025, between the Company, theSponsor HoldCo, and certain officers and directors of the Company.

10.5	Letter Agreement, dated May 27, 2025, among the Company, the Representative, theSponsor HoldCo, and certain officers and directors of the Company.

10.6	Indemnity Agreement, dated May 27, 2025, between the Company and each of the officers and directors of the Company.

99.1	Press Release, dated May 27, 2025.

99.2	Press Release, dated May 29, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionsGate Acquisition Corporation

	By:	/s/ Bala Padmakumar
	Name:	Bala Padmakumar
	Title:	Chief Executive Officer

Date: May 30, 2025